EXHIBIT 10.3

 AMENDMENT No.2

This AMENDMENT  NO.2 (“Amendment No.2”), dated as of May 19, 2011, is entered into by and among Toshiba America Nuclear Energy Corporation (“TANE”), Babcock & Wilcox Investment Company (“B&W”) and USEC Inc. (“USEC”) (each a “Party” and collectively hereinafter referred to as the Parties”).

WHEREAS, on or about September 2, 2010, Toshiba Corporation (“Toshiba”), B&W and USEC entered that certain Investor Rights Agreement (the “Agreement”);

WHEREAS, on or about September 2, 2010, Toshiba assigned all of its rights in the Agreement to TANE;

WHEREAS, pursuant to Section 4.1(a) of the Agreement, USEC is required to take certain actions if the Second Closing has not occurred prior to April 30, 2011; and

WHEREAS, the Parties each recognize that the Second Closing is not likely to occur prior to April 30, 2011; and

WHEREAS, the Parties have signed Amendment (together with the Agreement, the “Original Agreement”) to the Agreement as of April 28, 2011, to provide USEC with limited additional period of time, i.e. until May 20, 2011, to satisfy the requirements of Section 4.1(a) if Second Closing does not occur prior to April 30, 2011;

WHEREAS, the Parties are willing to further provide USEC with limited additional time to satisfy the requirements of Section 4.1(a) as mentioned above

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the Parties hereby agree:

1.
TANE, B&W, and USEC each hereby agree that the reference to “Filing Date” in Section 4.1(a) of the Original Agreement, shall be replaced by “June 10, 2011” so that the amended Section 4.1(a) shall read, in its entirety, as follows:

(a) The Company shall, no later than June 10, 2011, file with the SEC a Shelf Registration Statement (the “Initial Shelf”) relating to the offer and sale of the Registrable Securities by the Investors from time to time to permit the sale of Registrable Securities by the Investors pursuant to the Orderly Sale Arrangement set forth in Section 9 of the SPA and, thereafter, shall use its best efforts to cause the Initial Shelf to be declared effective under the Securities Act no later than ninety (90) calendar days following the date first filed with the SEC.  None of the Company’s securityholders (other than the Investors) shall have the right to include any Securities of the Company on the Initial Shelf.

2.
Except as expressly amended hereby, the Original Agreement shall remain unchanged and, as amended hereby, the Original Agreement shall remain in full force and effect.  Upon the effectiveness of this Amendment No.2, all references to the Agreement shall be to the Original Agreement as amended hereby.

3.	Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Original Agreement.

4.
This Amendment No.2 shall first become effective upon the delivery by each Party to each other Party of a duly executed counterpart hereof, which delivery shall be effected pursuant to the notice provisions of the Original Agreement.  This Amendment No.2 may be signed in counterparts.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment No.2 through their duly authorized representatives as of the date first written above.

Toshiba America Nuclear Energy                                             Babcock & Wilcox Investment
Corporation                                                                                     Company

By: /s/ Akio Shioiri                                                                           By: /s/ M. P. Salomone
Name:  Akio Shioiri                                                                                     Name: M.P. Salomone
Title: President and CEO                                                                           Title: Sr. VP and COO

USEC Inc.

By: /s/ John C. Barpoulis
Name:  John C. Barpoulis
Title:           Senior Vice President & Chief Financial Officer